AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                              PILGRIM EQUITY TRUST
                       PILGRIM SMALLCAP OPPORTUNITIES FUND
                        PILGRIM GROWTH OPPORTUNITIES FUND
                             PILGRIM MAYFLOWER TRUST
                    PILGRIM BALANCE SHEET OPPORTUNITIES FUND
                       PILGRIM GOVERNMENT SECURITIES FUND
                           PILGRIM HIGH YIELD FUND III

I.   INTRODUCTION

     Pilgrim Equity Trust, Pilgrim SmallCap Opportunities Fund, Pilgrim Growth Opportunities Fund, Pilgrim Mayflower Trust, Pilgrim Balance Sheet Opportunities Fund, Pilgrim Government Securities Fund and Pilgrim High Yield Fund III (the "Trusts") hereby adopt this Multiple Class Plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") on behalf of the series listed on Appendix A hereto and any funds or series thereof that may be established in the future (referred to herein collectively as the "Funds" and individually as a "Fund").

II.  MULTIPLE CLASS STRUCTURE

     Each of the Funds continuously offers three classes of shares: "Class A Shares," "Class B Shares," and "Class C Shares." Pilgrim Growth Opportunities Fund, Pilgrim MidCap Opportunities Fund, Pilgrim Growth + Value Fund, Pilgrim SmallCap Opportunities Fund, Pilgrim International
     Value Fund, and Pilgrim Research Enhanced Index Portfolio Fund offer a fourth class of shares, designated as "Class Q shares." Pilgrim Growth Opportunities Fund, Pilgrim SmallCap Opportunities Fund, Pilgrim Research Enhanced Index Fund and Pilgrim Mid-Cap Opportunities Fund also offer a fifth class of shares designated "Class I Shares." In addition, prior to June 5, 1995, Pilgrim SmallCap Opportunities Fund, Pilgrim Growth Opportunities Fund, Pilgrim Balance Sheet Opportunities Fund, Pilgrim Government Securities Fund and Pilgrim High Yield Fund III each offered only one class of shares, which is currently designated as "Class T shares." Class T shares are no longer offered for sale by the Funds, except in connection with reinvestment of dividends and other distributions, upon exchanges of Class T shares of another Fund, and upon exchange of shares from the Class T Account of The Cash Management Fund of Salomon Brothers Investment Series (the "Money Market Portfolio") or Class B shares of Pilgrim Money Market Fund that were originally obtained upon an exchange of Class T shares of a Fund.

     Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend,
     liquidation,   and  other  rights,   preferences,   powers,   restrictions,
     limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and (c) each class shall
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     have exclusive voting rights on any matter  submitted to shareholders  that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, Class Q and Class T shares shall have the features described below.

     A.   SALES CHARGE STRUCTURE

          (1) CLASS A SHARES. Class A shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto. Class A shares generally shall not be subject to a contingent deferred sales charge; however, a contingent deferred sales charge in such amount as may be described in the Funds' prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over a million dollars that are redeemed within 18 months of their purchase. Additional contingent deferred sales charges may be imposed in such other cases as the Board may approve and as are disclosed in the Funds' prospectus or supplements thereto.

          (2) CLASS B SHARES. Class B shares of a Fund shall be offered at net asset value without the imposition of an initial sales charge. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

          (3) CLASS C SHARES. Class C shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on redemptions of Class C shares made within one year from the first day of the month after purchase, subject to waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

          (4)  CLASS  I  SHARES.   Class  I  shares   are   offered  to  certain
               institutional investors without the imposition of an initial sales charge or a contingent deferred sales charge.

          (5) CLASS Q SHARES. Class Q shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. Class Q shares shall not be subject to a contingent deferred sales charge.

          (6) CLASS T SHARES. Class T shares are no longer offered for sale by the Funds but may be obtained pursuant to the methods described above. A contingent deferred sales charge in such amount as is described in the Funds' prospectus or supplements thereto shall be imposed on redemptions of Class T shares made within four years after their purchase, subject to waivers or reductions as are disclosed in the Funds' prospectus or supplements thereto.

     B.   SERVICE AND DISTRIBUTION PLANS

          Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I Shares of the Pilgrim Growth Opportunities
          Fund) with the following terms:

          (1) CLASS A SHARES. Class A shares of each Fund, shall pay Pilgrim Securities, Inc. (the "Underwriter") 0.25% annually of the average daily net assets of each Fund's Class A shares for service activities, as defined in the rules of the National Association of Securities Dealers, and 0.05% annually of the average daily net assets of each Fund's Class A shares for distribution activities.

          (2) CLASS B SHARES. Class B shares of each Fund, shall pay the Underwriter 0.25% annually of the average daily net assets of each Fund's Class B shares for service activities, as defined in the rules of the National Association of Securities Dealers, and 0.75% annually of the average daily net assets of each Fund's Class B shares for distribution activities.

          (3) CLASS C SHARES. Class C shares of each Fund shall pay the Underwriter 0.25% annually of the average daily net assets of each Fund's Class C shares for service activities, as defined in the rules of the National Association of Securities Dealers, and 0.75% annually of the average daily net assets of each Fund's Class C shares for distribution activities.

          (4) CLASS I SHARES. Class I shares of each Fund pay no service or distribution fees.

          (5) CLASS Q SHARES. Class Q shares of each Fund shall pay the underwriter 0.25% annually of the average daily net assets of each Fund's Class Q shares for service activities, as defined in the rules of the National Association of Securities Dealers, Inc.

          (6) CLASS T SHARES. Class T shares of the Pilgrim Growth Opportunities Fund and Pilgrim SmallCap Opportunities Fund shall pay the Underwriter 0.95% annually of the average daily net assets of those Funds' Class T shares; Class T shares of the Pilgrim Balance Sheet Opportunities Fund shall pay the Underwriter 0.75% annually of the average daily net assets of that Fund's Class T shares; and the Pilgrim Government Securities Fund and Pilgrim High Yield Fund III shall pay 0.65% of the average daily net assets of those Funds' Class T shares. In each case, 0.25% of the average daily net assets of each Fund's Class T shares, which is paid annually to the Underwriter pursuant to the 12b-1 plans, shall be allocated to pay for service activities, as defined in the rules of the National Association of Securities Dealers, Inc., with the remainder allocated toward payment for distribution activities.

     C.   ALLOCATION OF INCOME AND EXPENSES

          (1) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

               (a) Expenses incurred by each Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Level Expenses"); and

               (b) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

          (2) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan;
               (ii) transfer agency fees and expenses, including any expenses of broker-dealers and other third parties providing shareholder services to shareholders of a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (iii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

               Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable.

               In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

               The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

     D. EXCHANGE PRIVILEGES. Shareholders may exchange shares of a Fund for the same class of shares of another Fund except that Class I Shares of the Pilgrim Growth Opportunities Fund do not provide for any exchange privileges. Class T shares may be exchanged for Class B shares of Pilgrim Money Market Fund. Shareholders who exchange Class T shares for Class B shares of the Pilgrim Money Market Fund may only exchange the Class B shares of Money Market Fund for Class T shares of a Fund.

          Exchanges are effected at net asset value per share next computed following receipt of a properly executed exchange request, without a sales charge, provided, however, that in the case of a exchanges into Class A shares of a Fund after a direct purchase of shares of the Pilgrim Money Market Fund, the applicable sales charge shall be imposed. Collection of the contingent deferred sales charge shall be deferred on shares subject to a charge that are exchanged for shares of the same class of another Fund. Under these circumstances, the combined holding period of shares in each Fund shall be used to calculate the conversion period discussed below, if applicable, and to determine the deferred sales charge due upon redemption. Each Fund reserves the right to terminate or modify its exchange privileges at any time.

     E. CONVERSION FEATURES. Class B and Class T shares automatically convert to Class A shares after eight years from purchase in the case of Class B shares, and on the later of May 31, 1998 or eight years after purchase in the case of Class T shares.

          For purposes of conversion to Class A shares, shares purchased through the reinvestment of dividends and distributions paid in respect of Class B or Class T shares in a shareholder's Fund account will be considered to be held in a separate subaccount. Each time any Class B or Class T shares in the shareholder's Fund account (other than those in the subaccount) convert to Class A, an equal pro rata portion of the Class B or Class T shares in the subaccount will also convert to Class A.

          Shares shall be converted at the relative net asset values of the two classes without the imposition of a sales charge, fee or other charge. If the amount of Class A 12b-1 expenses of any Fund is increased materially without the approval of the Class B and Class T shareholders, any conversion will only take place in a manner permitted by Rule 18f-3.

     F. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board of Trustees.

III. BOARD REVIEW

     A.   INITIAL APPROVAL

          The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Funds and the Trusts as defined in the 1940 Act, initially approved the Plan, with regard to the Funds and classes thereof that were offered at the time, on October 29, 1996, approved amendments to the Plan on July 29, 1998, and December 16, 1998, and approved this amended and restated plan on November 16, 1999. These approvals were based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Fund individually and of the Trusts. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

     B.   APPROVAL OF AMENDMENTS

          The Plan may not be amended materially unless the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Funds and the Trusts as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trusts. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment.

     C.   PERIODIC REVIEW

          The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

IV.  MISCELLANEOUS

     A.   LIMITATION OF LIABILITY

          The Board of Trustees and the shareholders of each Fund shall not be liable for any obligations of the Trusts or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trusts or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

     IN WITNESS WHEREOF, the Trusts, on behalf of the Funds, have adopted this amended and restated Multiple Class Plan as of this 16th day of November, 1999.


                                        Pilgrim Equity Trust
                                        Pilgrim SmallCap Opportunities Fund
                                        Pilgrim Growth opportunities fund
                                        Pilgrim Mayflower Trust
                                        Pilgrim Balance Sheet Opportunities Fund
                                        Pilgrim Government Securities Fund
                                        Pilgrim High Yield Fund III


                                        By:
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                   APPENDIX A

PILGRIM EQUITY TRUST

     Pilgrim MidCap Opportunities Fund

PILGRIM SMALLCAP OPPORTUNITIES FUND

PILGRIM GROWTH OPPORTUNITIES FUND

PILGRIM MAYFLOWER TRUST

     Pilgrim Emerging Markets Value Fund
     Pilgrim Growth + Value Fund
     Pilgrim High Total Return Fund
     Pilgrim High Total Return Fund II
     Pilgrim Income & Growth Fund
     Pilgrim International Value Fund
     Pilgrim Research Enhanced Index Fund

PILGRIM BALANCE SHEET OPPORTUNITIES FUND

PILGRIM GOVERNMENT SECURITIES FUND

PILGRIM HIGH YIELD FUND III